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                              BLUMENFELD & COHEN
                                  Suite 1170
                             4 Embarcadero Center
                            San Francisco, CA 94111
                                     -----
                                 415.394.7500
                            facsimile 415.394.7505
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                         http://www.technologylaw.com
                                                              Suite 300
                                                   1625 Massachusetts Avenue, NW
                                                        Washington, DC 20036
                                                                 -----
                                                              202.955.6300
                                                         facsimile 202.955.6460

                                                                    EXHIBIT 23.3

                         CONSENT OF BLUMENFELD & COHEN

     We hereby consent to the following language in reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of FirstWorld Communications Inc. related prospectus in connection with statements under the captions "Risk Factors--Our Services Are Subject to Federal, State and Local Government Laws and Regulations, and Changes in These Laws or Regulations Could Adversely Affect the Way We Operate Our Business," "Challenges to Governmental Regulation Could Increase Our Operating Costs" and "Business--Government Regulation." The aforementioned portions of this Prospectus have been reviewed by Blumenfeld & Cohen and are subject to an opinion to be rendered to the Underwriters.

LANGUAGE TO BE INSERTED:

     "The statements in this Prospectus under the captions "Risk Factors--Our Services Are Subject to Federal, State and Local Government Laws and Regulations, and Changes in These Laws or Regulations Could Adversely Affect the Way We Operate Our Business," "Challenges to Government Regulation Could Increase Our Operating Costs" and "Business--Government Regulation," solely insofar as they constitute summaries of federal, state, and local telecommunications regulatory provisions, have been reviewed and approved by Blumenfeld & Cohen, as experts on such matters, and are included herein in reliance upon that review and approval."

DATED this 15th day of February, 2000


                                        BLUMENFELD & COHEN

                                        By: /s/ Stephen P. Bowen
                                               ---------------------------------
                                                Stephen P. Bowen